Exhibit 10.9(f)




                                VOTING AGREEMENT
                                ----------------

     This Voting Agreement ("Agreement") is executed as of February 26, 1996 by and between Sterigenics International, a California corporation
("Sterigenics")and Theo Muller (the "Shareholder").

     WHEREAS, concurrently with the execution of this Agreement, Sterigenics and RTI Inc., a New York Corporation ("RTI") have entered into an Asset Acquisition Agreement dated as of February 26, 1996 (the "Asset Agreement"), providing for the purchase by Sterigenics or its wholly-owned subsidiaries, and the sale by RTI, of certain assets of RTI in exchange for payment of the Purchase Price (as defined in the Asset Agreement) by Sterigenics (the "Acquisition").

     WHEREAS, the Shareholder is a holder of 118,393 outstanding shares (the "Shares") of RTI Common Stock ("RTI Stock").

     WHEREAS, in consideration of the execution of the Asset Agreement by Sterigenics, the Shareholder agrees to vote the Shares so as to facilitate consummation of the Acquisition.

     NOW, THEREFORE, in consideration of the mutual promises and the mutual covenants and agreements contained herein, the parties agree as follows:

     1.   Agreement to Vote Shares.  At every meeting of the Shareholders of RTI
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called and in every consent solicitation with respect to any of the following, and at any adjournment thereof, the Shareholder shall vote the Shares: (i) in favor of approval of the Asset Agreement and the Acquisition and any matter which could reasonably be expected to facilitate the Acquisition and
(ii) against approval of any proposal made in opposition to or competition with consummation of the Acquisition. This Agreement is intended to bind Shareholder only with respect to the specific matters set forth herein.

     2.   Additional Purchases.  Shares shall include any shares of RTI Stock
          --------------------
which the Shareholder purchases or otherwise acquires after the execution of this Agreement and prior to the Expiration Date, as defined herein. The "Expiration Date" shall mean the earlier of (i) the date and time on which the Acquisition shall become effective in accordance with the terms and provisions of the Asset Agreement or (ii) the date on which the Asset Agreement shall be terminated pursuant to Article XII of the Asset Agreement.

     3.   Representations, Warranties and Covenants of the Shareholder.  The
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Shareholder hereby represents, warrants and covenants to Sterigenics the following:

          3.1  Ownership of Shares.  The Shareholder (i) is the holder and
               -------------------
beneficial owner of the Shares, which at the date hereof and at all times until the Expiration Date will be free and clear of any liens, claims, options, charges or other encumbrances; (ii) does not beneficially own any shares of RTI Stock other than the Shares; and (iii) has full power and authority to make and enter into and carry out the terms of this Agreement; provided, however, that the Shareholder may transfer or encumber the Shares if the Shareholder obtains Sterigenics's prior written consent (which will not be unreasonably withheld or delayed) and either the transferee becomes a party to this Agreement or the Shareholder retains the right to vote all of the Shares in accordance with all of the terms of this Agreement.

          3.2  No Voting Trusts and Agreements.  The Shareholder will not, and
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will not permit any entity under the Shareholder's control (other than RTI), to deposit any shares of RTI Stock held by the Shareholder or such entity in a voting trust or subject any shares of RTI Stock held by the Shareholder or such entity to any arrangement or agreement with respect to the voting of such shares of RTI Stock, other than agreements entered into with Sterigenics.




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          3.3  No Proxy Solicitations.  The Shareholder will not, and will not
               ----------------------
permit any entity under the Shareholder's control (other than RTI) to,
(i) solicit proxies or become a participant in a solicitation in opposition to or competition with the consummation of the Acquisition or otherwise encourage or assist any party in taking or planning any action which would compete with, restrain or otherwise serve to interfere with or inhibit the timely consummation of the Acquisition in accordance with the terms of the Asset Agreement, provided, however, that this Section 3.3 shall not prohibit the Shareholder from acting at the direction of RTI's Board of Directors in his capacity as Chief Executive Officer of RTI in connection with a Superior Proposal (as defined in the Asset Agreement) approved by RTI's Board of Directors; (ii) initiate a Shareholder's vote or action by consent of RTI Shareholders in opposition to or in competition with the consummation of the Acquisition; or (iii) become a member of a group with respect to any voting securities of RTI for the purpose of opposing or competing with the consummation of the Acquisition.

     4.   Representations, Warranties and Covenants of Sterigenics.  Sterigenics
          --------------------------------------------------------
represents, warrants and covenants to the Shareholder as follows:

          4.1  Due Authorization.  This Agreement has been authorized by all
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necessary corporate action on the part of Sterigenics and has been duly executed by a duly authorized officer of Sterigenics.

          4.2  Validity; No Conflict.  This Agreement constitutes the legal,
               ---------------------
valid and binding obligation of Sterigenics. Neither the execution of this Agreement by Sterigenics nor the consummation of the transactions contemplated hereby will result in a breach or violation of the terms of any agreement by which Sterigenics is bound or of any decree, judgment, order, law or regulation now in effect of any court or other governmental body applicable to Sterigenics.

     5.   Additional Documents.  The Shareholder and Sterigenics hereby covenant
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and agree to execute and deliver any additional documents necessary or desirable, in the opinion of Sterigenics or the Shareholder, as the case may be, to carry out the intent of this Agreement.

     6.   Miscellaneous.
          -------------

          6.1  Severability.  If any term, provision, covenant or restriction of
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this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

          6.2  Binding Effect and Assignment.  Neither this Agreement nor any of
               -----------------------------
the rights, interests or obligations of the parties hereto may be assigned by any of the parties without the prior written consent of the other.

          6.3  Amendments and Modifications.  This Agreement may not be
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modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.

          6.4  Specific Performance: Injunctive Relief.  The parties hereto
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acknowledge that Sterigenics will be irreparably harmed and that there will be no adequate remedy at law for a violation of any of the covenants or agreements of the Shareholder set forth herein. Therefore, it is agreed that, in addition to any other remedies which may be available to Sterigenics upon such violation, Sterigenics shall have the right to enforce such covenants and agreements by specific performance, by injunctive relief or by any other means available to it at law or in equity.

          6.5  Notices.  Any notice or other communication required or permitted
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to be given under this Agreement shall be in writing and will be deemed effective when delivered in person, on the first




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business day after sent by confirmed facsimile, if promptly confirmed in writing, on the third business day after the day on which mailed by first class mail from within the United States of America, or the business day following delivery to a national overnight courier service to the following addresses or to such other address as either party may specify in writing to the other party in accordance with the provisions of this Section 6.5.

          If to Sterigenics:                 With a copy to:
          Sterigenics International          Gunderson Dettmer Stough
          4020 Clipper Court                 Villeneuve Franklin & Hachigian
          Fremont, CA 94538-6540             600 Hansen Way, 2nd Floor
          Facsimile No.: (510) 770-1499      Palo Alto, CA 94306
          Attention: James F. Clouser        Facsimile No.: (415) 843-0314
                                             Attention:  Carla S. Newell

          If to Shareholder:                 With a copy to:
          Theo Muller                        Warshaw Burstein Cohen
          20 Peach Hill Road                 Schlesinger & Kuh, LLP
          Darien, CT  06820                  555 Fifth Avenue
                                             New York, NY 10017
                                             Facsimile No.: (212) 972-9150
                                             Attention: Arthur Katz

          6.6  Governing Law.  This Agreement shall be governed by, construed
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and enforced in accordance with the laws of the State of New York without giving effect to principles of conflicts of law.

          6.7  Entire Agreement.  This Agreement contains the entire
               ----------------
understanding of the parties in respect of the subject matter hereof, and supersedes all prior negotiations and understandings between the parties with respect to such subject matter.

          6.8  Counterparts.  This Agreement may be executed in several
               ------------
counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

          6.9  Effect of Headings.  This section headings herein are for
               ------------------
convenience only and shall not affect the construction or interpretation of this Agreement.




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     IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed on the day and year first above written.

                                   STERIGENICS INTERNATIONAL


                                   By:  JAMES F. CLAUSER
                                       -----------------------------------------

                                   Title: President & CEO
                                          --------------------------------------


                                   SHAREHOLDER


                                    THEO W. MULLER
                                   ---------------------------------------------
                                        Theo Muller




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